Exhibit 24.2

                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS that each of the undersigned members of The Administrative and Investment Committee of the American Commercial Vessel and Terminal Employees' Savings Plan (the "Plan"), hereby constitutes and appoints Ellen M. Fitzsimmons, Alan A. Rudnick, Peter J. Shudtz and Gregory R. Weber, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and file (i) a post-effective amendment to the Plan's Registration Statement on Form S-8 (Registration No. 33-49767) (the
"Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the purpose of de-registering all unsold shares of CSX Corporation Common Stock, par value $1.00 per share, and all unsold plan interests originally registered with the Commission for offer and sale pursuant to the Plan, with power to sign and file any additional post-effective amendments to the Registration Statement, with all exhibits thereto and any and all other documents in connection with therewith, and (ii) a Form 15 with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the purpose of suspending the Plan's duty to file reports under Section 15(d) of the Exchange Act with respect to the Plan, with all exhibits thereto and any and all other documents in connection with therewith, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 28th day of June, 2000.



    /s/ MICHAEL A. KHOURY
-----------------------------
     Michael A. Khoury



   /s/ PAUL S. BESSON
-----------------------------
     Paul S. Besson



   /s/ JAMES J. WOLFF
-----------------------------
     James J. Wolff